February 4, 1997

IAT Multimedia, Inc.
Geschaftshaus Wasserschloss
Aarestrasse 17
CH-5300 Vogelsang-Turgi
Switzerland

         Re:  Securities and Exchange Commission
              Registration Statement on Form S-1

Gentlemen:

     As counsel to IAT Multimedia, Inc., a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-1, File No. 333-18529, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering (i) 3,100,000 shares of Common Stock, $.01 par value (the "Common Stock") be sold to the Underwriters named in the Registration Statement pursuant to the Underwriting Agreement filed as an Exhibit to the Registration Statement (the "Underwriting Agreement"); (ii) up to 465,000 shares of Common Stock for which the Underwriters have an option to purchase from the Company solely to cover over-allotments; and (iii) Underwriters Warrants to purchase 310,000 shares of Common Stock to be granted by the Company to the Underwriters or their designees.

     In this connection, we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, as amended to date, its By-laws, resolutions of its Board of Directors, officers' certificates and such other documents and corporate records relating to the Company and the issuance and sale of the Common Stock, as we have deemed appropriate for purposes of rendering this opinion.

      In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostat or other

IAT Multimedia, Inc.
February 4, 1997
Page 2


copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

     Based upon the foregoing examination, and the information thus supplied, it is our opinion that (i) the shares of Common Stock, when sold as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable and (ii) the Underwriters' Warrants, when sold as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of the Company.

     We hereby expressly consent to the reference to our Firm in the Registration Statement under the Prospectus caption "Legal Matters," to the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate government agency.

                                           Very truly yours,


                                           /s/ Baker & McKenzie

                                           Baker & McKenzie

HMB/JFF/WD/GFB